Exhibit 99.1
Investors & Reporters May Contact:
Karen Reid
VP – Corporate FP&A and Treasurer
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Adds Approximately $5.7 Billion in
Annualized Revenues with Transformational Acquisition of
Larry H. Miller Dealerships and
Total Care Auto, Powered by Landcar

Acquisition Represents:
•Eighth largest dealership group in the US1
◦Over 60 stores in the attractive Western US representing 18 franchise brands with best-in-class operators
•Provider of service contracts and other vehicle protection products with EBITDA margins of 20%+
•Well-respected group with the leading brands in these desirable, high-growth markets
Strategically Important to Asbury:
•Adds approximately $5.7 billion in annualized revenue
•Expected to generate significant value for shareholders
◦LTM EBITDA of $360 million, including day-one cost savings
•Expands Asbury’s footprint coast to coast and increases potential of Asbury’s Clicklane omni-channel platform
•Diversifies Asbury with addition of vertically integrated profitable F&I product provider, offering opportunity for future expansion into other Asbury dealerships
•Exceeds Asbury’s target for the acquisition pillar of its 5-year strategic growth plan

Asbury has an additional $900 million in annualized revenue from other acquisitions under contract
DULUTH, Ga., Sep. 29, 2021 -- Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., entered into a definitive agreement with Larry H. Miller Group1 of Companies (“LHM Group”) to acquire Larry H. Miller
1 Per Automotive News 2020 Top 150 Dealership Groups by New Vehicle Retail Sales dated April 5th, 2021.

Dealerships, the eighth largest dealer group in the U.S., and Total Care Auto, Powered by Landcar (“TCA” or “Landcar Agency”).
“Larry H. Miller Dealerships is one of the most respected automotive dealer groups in the United States with a strong culture and stewardship mentality,” said David Hult, Asbury's President and Chief Executive Officer. “This acquisition is a unique opportunity to rapidly expand Asbury’s presence into these desirable, high-growth Western markets with strong accretion from day-one, with this impressive group and its rich history. Larry H. Miller Dealerships is a well-run operation with long tenured employees and a senior leadership team equaling over 5,300 passionate team members, all of whom have had a part in building and carrying forward the legacy that Larry H. and Gail Miller founded over 42 years ago. We are thrilled to grow our presence in these states that we believe have appealing economic and demographic growth opportunities while broadening our geographic reach. Our now national footprint, complemented by our digital purchasing capabilities in Clicklane, creates a truly expansive omni-channel platform of dealerships.
“This acquisition will further diversify our total portfolio mix and add approximately $5.7 billion in expected annualized revenues, which positions us well to execute our five-year plan to generate $20 billion in annual revenue by 2025. With these acquisitions, we will exceed our previously published five-year target for M&A within the first year of the plan. We will continue to seek acquisitions that fit our culture and strategy. We believe that this acquisition is truly transformative for Asbury, and we are honored to be the stewards of Larry and Gail’s vision. Additionally, we expect this acquisition to be highly accretive to earnings per share in 2022 and beyond.”
“Since our family’s purchase of a single Utah dealership in 1979, we have been honored to cultivate a strong, values-based culture and customer-first business model within the automotive industry for more than four decades,” said Gail Miller, Owner, Larry H. Miller Group of Companies. “We feel a great sense of stewardship to our incredible associates and their families, to our loyal customers and partners, and to the communities where we operate. As always, we believe that being in business is a means to doing good, and this transaction will elevate our ability to continue to enrich lives through our philanthropic efforts as well as reinvest in new ventures.”
“We are proud that Larry H. Miller Dealerships has grown to be one of the largest automotive retailers in the country,” said Steve Starks, Chief Executive Officer of the Larry H. Miller Group of Companies. “Our incredible employees will have the opportunity to be part of Asbury, another well-respected and trusted brand, that brings a national footprint with a best-in-class technology platform. This transaction provides additional opportunities for the LHM Group to further diversify and grow our portfolio of businesses and investments.”
“Larry H. Miller Dealerships, like Park Place, showcase a customer centered approach that aligns with Asbury’s North Star to be the most guest-centric automotive retailer. We continue to allocate our capital thoughtfully to further this vision,” said Hult.
This transaction will diversify Asbury's geographic mix, with entry into six Western states: Arizona, Utah, New Mexico, Idaho, California, and Washington, and adds to its growing

Colorado footprint. Larry H. Miller Dealerships portfolio mix of largely domestic brands has historically delivered strong and stable margins in these markets.
The operating assets acquired include 54 new vehicle dealerships, seven used vehicle dealerships, and 11 collision centers. Combined, Larry H. Miller Dealerships sells over 115,000 new and used vehicles annually.
In addition to the dealerships, Asbury will acquire TCA, a leading provider of service contracts and other vehicle protection products, providing enhanced profitability and cash flow. “TCA is comprehensively integrated with Larry H. Miller Dealerships and presents a compelling opportunity for Asbury to enter this profitable F&I business. Like the dealerships, this service contract company is extremely well run. TCA has historically delivered 20%+ EBITDA margins on average,” Hult said.
“We look forward to becoming part of one of the nation’s leading and largest automotive and retail companies,” said Dean Fitzpatrick, President, Larry H. Miller Dealerships. “Asbury is like-minded in terms of our values and stewardship. Their vision to be the most guest-centric company in the industry aligns with our guiding principle to be the best place in town to work and the best place in town to do business.”
Financial Impact of Larry H. Miller Dealerships and TCA Acquisition
The aggregate purchase price of $3.2 billion includes approximately $740 million of real estate. The transaction is expected to close in the fourth quarter of 2021 and is subject to automobile factory approvals and other customary closing conditions. The EBITDA for the twelve months ended June 30, 2021 of these acquired entities is approximately $360 million, which includes day-one cost savings.
Asbury has secured committed bridge financing in support of the acquisition, which it expects to replace with a combination of permanent debt and equity financing prior to closing. The equity portion of the permanent financing is currently expected to be approximately $600 million. Although the transaction is initially expected to take Asbury above its targeted net leverage range of 3.0x, Asbury believes that it can de-lever to near 3.0x over the next 18-24 months given the highly accretive nature of the deal combined with strong free cash flow generation.
The acquisition of these entities, assuming a fourth quarter of 2021 closing date and equity financing of $600 million, is expected to be approximately 14% accretive to 2022 earnings per share with 2024 EPS accretion expected to be approximately 20%.
Additional Acquisitions Under Contract
Asbury also has several other strategic acquisitions under contract, which also align with Asbury’s culture and customer centric model, that are expected to add approximately $900 million in additional annualized revenues. These acquisitions are expected be funded using existing cash on hand and existing credit facilities.

These additional acquisitions are expected to drive total, inclusive of Larry H. Miller Dealerships, TCA, and the additional acquisitions under contract, 2022 EPS accretion to approximately 20% and 2024 EPS accretion to approximately 28%.
This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the requirements of the Securities Act of 1933.
Advisors
BofA Securities served as financial advisor to Asbury Automotive Group, with BofA Securities and JPMorgan Chase Bank, N.A. providing committed financing for the transaction; Jones Day and Hill Ward Henderson acted as legal counsel to Asbury Automotive Group. J.P. Morgan Securities, LLC served as exclusive financial advisor to the Larry H. Miller Group of Companies and Katten Muchin Rosenman LLP and Snell & Wilmer acted as legal counsel to the Larry H. Miller Group of Companies.
Conference Call Details
Additional information regarding the transaction will be provided during a conference call on September 29, 2021, at 9:00 a.m. Eastern Time. The conference call will be simulcast live on the internet and can be accessed at www.asburyauto.com/company/investor-relations. A replay will be available at these sites for 30 days.
In addition, a live audio of the call will be accessible to the public by calling (800) 353-6461 (domestic), or (334) 647-4513 (international); passcode – 4198508. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode – 4198508.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a 5-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital car purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 91 dealerships, consisting of 112 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance.
For additional information, visit www.asburyauto.com.

Larry H. Miller Group of Companies
Headquartered in Sandy, Utah, the Larry H. Miller Group of Companies is a family owned, diversified portfolio of businesses and investments spanning multiple industries and asset classes. What began with the purchase of a single automotive dealership in 1979, has grown to one of the largest privately held companies in the United States. Today, the LHM Group’s main areas of focus include automotive, entertainment, sports, finance, auto insurance, real estate, health care, and philanthropy.
Larry H. Miller Dealerships operates 54 new vehicle dealerships, seven used vehicle dealerships, 11 collision centers, and a used vehicle wholesale business across Utah, Arizona, New Mexico, Colorado, Idaho, California, and Washington. The dealerships sell new and used vehicles, vehicle maintenance and repair services, vehicle parts, extended service contracts, vehicle protection products and aftermarket products. It is the eighth largest dealer group in the U.S. by New Vehicle Retail Sales according to Automotive News.
Total Care Auto, Powered by Landcar offers extended vehicle service contracts, prepaid maintenance contracts, vehicle theft assistance contracts, key replacement contracts, guaranteed asset protection (“GAP”) contracts, paintless dent repair contracts, appearance protection contracts, tire and wheel, DrivePur, and lease wear and tear contracts. In addition, TCA provides the required contractual liability insurance if needed. The majority of these service contracts are sold through affiliated automobile dealerships.
For additional information, visit www.lhm.com or email communications@lhm.com.
Forward-Looking Statements
To the extent that statements in this press release are not recitations of historical fact, such statements constitute "forward-looking statements" as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans, expectations, projections regarding the expected benefits of the proposed transaction, managements plans, projections and objectives for the proposed transaction, future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, and our financial position, results of operations, market position, capital allocation strategy, initiatives, business strategy and expectations of our management.
The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement; the risk that the necessary manufacturer approvals may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed acquisition on their operating results and businesses and on the ability of Asbury and Larry H. Miller Dealerships to retain and hire key personnel, maintain relationships with suppliers; our ability to execute our business strategy; the impact of the COVID-19 pandemic, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents and the shortage of semiconductor chips, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its five-year strategic plan, IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. These risks, uncertainties and other factors are disclosed in Asbury's Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.
These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.